Exhibit 5

                          Basman Smith LLP [LETTERHEAD]

July 14,2003

Stake Technology Ltd.
2838 Highway 7
Norval, Ontario
LOP 1KO

Dear Sirs/Mesdames:

Re: Stake Technology Ltd. Form S-3 Registration Statement-Registration No. 333-104423 1,143,744 Common Shares without par value ("Common Shares")

We have acted as Canadian counsel for Stake Technology Ltd. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933 of the United States relating to the sale of the Common Shares by the selling security holders named in the Registration Statement. You have requested our opinion with respect to the matters set forth herein.

In our capacity as your counsel in connection with such registration, we are familiar with the Registration Statement and the proceedings taken by the Company in connection with the authorization, issuance and sale of the Common Shares issuable to the selling security holders upon the exercise of outstanding warrants ("Warrants"), which Common Shares are being offered by such selling security holders named in the Registration Statement. In addition, we have made such legal and factual examinations of the corporate records of the Company and applicable laws as we have considered necessary or appropriate in the circumstances.

Based upon the foregoing, we hereby advise you that in our opinion:

                     1. The Company has been duly incorporated under the Canada
              Business Corporations Act ("CBCA"), and is validly existing and in good standing as a Canada corporation under the CBCA.

                     2. The Common Shares that are issuable upon exercise of the
              Warrants, when duly subscribed and paid for in accordance with the terms of the Warrants, will be validly issued and fully paid and non-assessable.

We are opining herein only as to the effect of the CBCA on the subject Common Shares, and we express no opinion with respect to the applicability thereto or the effect thereon, of the laws of any other jurisdiction.


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We hereby consent to the filing of this opinion with the Securities and Exchange
Commission as an exhibit to the Registration Statement and to the reference to our firm under the captions "Enforceability of Civil Liabilities", "Legal Matters" and "Exhibits".

Yours very truly,


/s/ Basman Smith LLP

BASMAN SMITH LLP


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